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                                                                    Exhibit 99.1


AT THE COMPANY                     AT THE FINANCIAL RELATIONS BOARD
--------------                     --------------------------------
Douglas T. Linde                   Marilynn Meek - General Info. (212) 445-8451
Chief Financial Officer            Suzie Pileggi - Media (212) 445-8170
(617) 236-3300

FOR IMMEDIATE RELEASE:
December 5, 2002


                BOSTON PROPERTIES TO OFFER SENIOR UNSECURED NOTES

BOSTON, MA -- December 5, 2002-- Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, announced today that its operating partnership, Boston Properties Limited Partnership, has commenced an offering of its senior unsecured notes. The Company intends to use the proceeds from the offering to repay the unsecured bridge loan it used to fund its acquisition of 399 Park Avenue in midtown Manhattan on September 25, 2002. It is currently anticipated that the offering will be completed before the end of the year.

The notes will be offered only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain institutional investors outside the United States under Regulation S. The notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class-A office, industrial and hotel properties. The Company is one of the largest owners and developers of Class-A office properties in the United States, concentrated in four core markets - Boston, Midtown Manhattan, Washington, DC and San Francisco.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. YOU SHOULD EXERCISE CAUTION IN INTERPRETING AND RELYING ON FORWARD-LOOKING STATEMENTS BECAUSE THEY INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH ARE, IN SOME CASES, BEYOND BOSTON PROPERTIES' CONTROL AND COULD MATERIALLY AFFECT ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS. THESE FACTORS INCLUDE, WITHOUT LIMITATION, THAT COMPLETION OF THE AFOREMENTIONED OFFERING IS SUBJECT TO, AMONG OTHER THINGS, MARKET CONDITION, THAT NO ASSURANCE CAN BE GIVEN THAT THE OFFERING CAN BE COMPLETED UNDER ACCEPTABLE TERMS OR ON THE ANTICIPATED TIMETABLE, AND OTHER RISKS AND UNCERTAINTIES DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


VISIT THE COMPANY'S WEB SITE AT http://www.bostonproperties.com ALSO SEE http://www.frbinc.com


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